Exhibit 2(C)


                                 PROMISSORY NOTE
                                 ---------------

$600,000.00                                                DATE: MARCH  20, 1998


         FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY,  SSGI-UST
ACQUISITION  CORPORATION  and U.S. TECHNOLOGIES,   INC.   (hereinafter
collectively   referred  to  as  "Maker"),   jointly  and  severally  promise to
pay to the order of STRATEGIC SOLUTIONS GROUP, INC. (hereinafter referred to as "Payee"), the principal sum of SIX HUNDRED THOUSAND ($600,000.00) DOLLARS payable in accordance with the following until paid in full.

1.       THE LOAN
         --------

         1.1 PRINCIPAL. The principal amount due hereunder shall be the face amount hereof.

         1.2 INTEREST. The principal shall bear annual interest at the rate of six percent (6.0%) compounded monthly.

         1.3 PAYMENT OF PRINCIPAL AND INTEREST. The principal of this Note, and all accrued interest thereon, shall be payable in full upon the earlier of the closing of Maker's $2,000,000 private placement or sixty (60) days from the date hereof.

         1.4 SECURITY. To secure the payment of this Note and the indebtedness evidenced hereby, Maker has granted a first priority security interest to Payee in all their assets as more fully described in the General Security Agreement dated of even date herewith. The terms, conditions, premises and promises of said General Security Agreement are incorporated herein by reference.

         In addition to the foregoing, the Shareholders of Maker (other than Payee), in consideration of Payee's loan to Maker hereunder, have pledged all of their shares of stock in Maker pursuant to the Pledge Agreements dated of even date herewith. The terms, conditions, premises and promises of said Pledge Agreements are incorporated herein by reference. Maker warrants and represents to Payee that there are no other Shareholders of either Maker other than Payee, Trent On Dorchester Limited Liability Company, Starr Securities and Peter S. Steele.

         In addition to the foregoing, Maker has delivered to Payee the stock ledgers of Maker and the certificates representing all of the authorized and unissued shares of stock of Maker. Until this Note is paid in full, Maker irrevocably appoints Payee as Maker's transfer agent and hereby agrees that Maker will not without the express written approval of Payee issue additional shares of stock in Maker, sell, assign or transfer shares of stock in Maker, merge or consolidate with another company (other than the contemplated


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merger between Maker), print or have printed new share certificates, or in any other manner create or issue any instrument which evidences equity ownership in Maker or convertable into any equity ownership in Maker. Upon the repayment of the indebtedness evidenced by this Note with all accrued interest thereon and all expenses accruing herein, Payee shall deliver the stock ledgers and certificates to Maker.

2. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder.

         2.1 The failure to pay when due, any amount payable or any liability arising under this Note (hereinafter referred to as the "Liabilities").

         2.2      The breach by Maker of any term of this Agreement.

         2.3 The appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for any substantial part of Maker's property; the ordering of the winding-up or liquidation of Maker's affairs.

         2.4 The commencement by Maker of a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law; the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or other similar official for any substantial part of Maker's property; the creation by Maker of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as they become due.

         2.5 The occurrence of any default under the General Security Agreement or Pledge Agreements dated of even date herewith securing Maker's indebtedness to Payee.

         2.6 The occurrence of any violation of the terms of that certain Employment Agreement between UST and Peter S. Steele dated on or about July 15, 1996, which the respective parties understand and agree shall remain in full force and effect until the satisfaction in full of Maker's indebtedness in Payee hereunder.

3. PAYEE'S RIGHT UPON DEFAULT. Upon the occurrence of an Event of Default:

         3.1 The entire unpaid principal balance of the Note, together with all other Liabilities due or owed by the Maker under this Note shall without additional notice to or demand on the Maker, become due and payable immediately with interest.

         3.2 After the default and until Maker's indebtedness to the Payee is paid in full, including the period following entry of any judgment, interest shall accrue at the rate of twelve (12%) percent per year ("Default Rate"). The Maker shall also be liable for all costs incurred for the collection of this Note, including attorneys' fees, and such amounts may be enforced and recovered by confessing judgment on this Note and the issuance of execution on the judgment.

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         3.3 The Payee may exercise any rights and remedies available to Payee under applicable law.

4. CUMULATIVE REMEDIES. The remedies of the Payee provided in this Note or otherwise available to the Payee at law or in equity and the warrants of attorney herein or therein contained, shall be cumulative and concurrent, and may be pursued singly, successively, and together at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall occur. The failure to exercise any right or remedy shall in no event be construed as a waiver or release of the right or remedy.

5. WAIVER OF PRESENTMENT. Maker waives presentment for payment, demand, notice of nonpayment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except such notices as are specifically provided for herein and agrees that its liability shall be unconditional without regard to the liability of any other party and shall not be in any manner effected by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

         Payee shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as a bar to or waiver of such right or remedy on a subsequent event.

6. PAYMENT OF COSTS. The Maker shall pay the cost of any revenue, tax, or other stamps required by law at any time to be affixed to this Note and if any taxes be imposed with respect to debts secured by financing statements or with respect to notes evidencing debts so secured, Maker agrees to pay the holder upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect. If Maker fails or refuses or is not legally permitted to pay or reimburse Payee for such taxes as aforesaid, Payee may at its option accelerate this Note to maturity as in the case of default of Maker.

7. PARTIES. The words "Payee" and "Maker" in this Note shall be deemed and construed to include the respective successors and assigns of the Payee and the Maker.

8. INVALID PROVISION. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of the Note.

9. CONSTRUCTION. The parties to this Agreement and their respective counsel have reviewed this Agreement and have had the opportunity to revise this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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10. GOVERNING LAW. This instrument shall be construed according to and governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the Maker has duly executed this Note on the 20th day of MARCH, 1998.

Attest:                                  SSGI-UST
                                               ACQUISITION CORPORATION, MAKER


/s/ PETER S. STEELE                              By:  /s/ PETER S. STEELE
__________________________                        _____________________________
Peter S. Steele, Secretary                        Peter S. Steele, President


Attest:                                  U.S. TECHNOLOGIES, INC.
                                               MAKER


/s/ PETER S. STEELE                              By:  /s/ PETER S. STEELE
__________________________                         ____________________________
Peter S. Steele, Secretary                          Peter Steele, President


STATE OF FLORIDA           :
                           : SS.
COUNTY OF HILLSBOROUGH     :

                  Sworn to and subscribed before me this 7TH date of April, 1998.



                                                    /s/ VANESSA L. SCHMIDT
                                                    ___________________________
                                                    Notary Public

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